Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: July 27, 2016

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces Record Quarterly and Six-Month Net Income

Michigan City, Indiana (NASDAQ GS: HBNC) – Horizon Bancorp today announced its unaudited financial results for the three and six-month periods ended June 30, 2016.

SUMMARY:
•	Net income for the second quarter of 2016 was $6.3 million or $.52 diluted earnings per share.
•	Excluding acquisition-related expenses and gain on sale of investment securities, net income for the second quarter of 2016 increased 38.9% compared to the same period of 2015 to $7.2 million or $.59 diluted earnings per share.
•	Net income for the first six months of 2016 was $11.7 million or $.96 diluted earnings per share.
•	Excluding acquisition-related expenses, gain on sale of investment securities and the death benefit on bank owned life insurance, net income for the first six months of 2016 increased 24.1% compared to the same period of 2015 to $13.0 million or $1.07 diluted earnings per share.
•	Total loans, excluding mortgage warehouse loans, increased 8.1% on an annualized basis during the second quarter of 2016.
•	Net interest income for the first six months of 2016 increased 17.0% or $5.9 million compared to the same period in 2015.
•	Net interest margin, excluding the impact of acquisitions (“core net interest margin”), was 3.42% for the second quarter of 2016 compared to 3.36% for the prior quarter and 3.51% for the same period in 2015.
•	Non-interest income for the first six months of 2016 increased 24.4% or $3.5 million compared to the same period in 2015.
•	Horizon’s tangible book value per share rose to $17.17 at June 30, 2016, compared to $16.53 at December 31, 2015 and $17.06 at June 30, 2015.
•	Horizon entered Fort Wayne, Indiana in the second quarter of 2016 by establishing a loan production team that will focus on commercial lending in Indiana’s second largest city.
•	On June 1, 2016, Horizon closed the acquisition of Kosciusko Financial, Inc. (“Kosciusko”) and its wholly-owned subsidiary, Farmers State Bank, headquartered in Mentone, Indiana.
•	On July 18, 2016, Horizon closed the acquisition of LaPorte Bancorp, Inc. (“LaPorte

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Pg. 2 cont. Horizon Bancorp Announces Record Quarterly and Six-Month Net Income

Bancorp”) and its wholly-owned subsidiary, The LaPorte Savings Bank, headquartered in La
Porte, Indiana. LaPorte Bancorp’s results are not included in Horizon’s June 30, 2016 financial results.
•	On July 12, 2016, Horizon announced the pending acquisition of CNB Bancorp and its wholly-owned subsidiary, The Central National Bank and Trust Company, headquartered in Attica, Indiana.

Craig Dwight, Chairman and CEO, commented: “Horizon’s 2016 second quarter and year-to-date earnings illustrate, once again, our balanced and diversified revenue streams producing strong results.  Core net income, excluding acquisition-related expenses, gain on sale of investment securities and the death benefit on bank owned life insurance, was $7.2 million for the second quarter and $13.0 million for the first six months of 2016. The increase in core net income translated to solid growth in Horizon’s core diluted earnings per share for both the second quarter and the first six months of 2016 compared to 2015.”

Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share
(Dollars in Thousands Except per Share Data, Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
Non-GAAP Reconciliation of Net Income	2016	2015	2016	2015
Net income as reported	$6,326	$4,728	$11,707	$10,086
Merger expenses	1,881	570	2,520	716
Tax effect	(531)	(132)	(696)	(183)
Net income excluding merger expenses	7,676	5,166	13,531	10,619

Gain on sale of investment securities	(767)	-	(875)	(124)
Tax effect	268	-	306	43
Net income excluding gain on sale of investment securities	7,177	5,166	12,962	10,538

Death benefit on bank owned life insurance ("BOLI")	-	-	-	(145)
Tax effect	-	-	-	51
Net income excluding death benefit on BOLI	7,177	5,166	12,962	10,444

Acquisition-related purchase accounting adjustments ("PAUs")	(397)	(797)	(944)	(1,880)
Tax effect	139	279	330	658
Net income excluding PAUs	$6,919	$4,648	$12,348	$9,222

Non-GAAP Reconciliation of Diluted Earnings per Share
Diluted earnings per share as reported	$0.52	$0.49	$0.96	$1.04
Merger expenses	0.15	0.06	0.21	0.07
Tax effect	(0.04)	(0.01)	(0.06)	(0.02)
Diluted earnings per share excluding merger expenses	0.63	0.54	1.11	1.09

Gain on sale of investment securities	(0.06)	-	(0.07)	(0.01)
Tax effect	0.02	-	0.03	0.00
Net income excluding gain on sale of investment securities	0.59	0.54	1.07	1.09

Death benefit on BOLI	-	-	-	(0.02)
Tax effect	-	-	-	0.01
Net income excluding death benefit on BOLI	0.59	0.54	1.07	1.08

Acquisition-related PAUs	(0.03)	(0.08)	(0.09)	(0.20)
Tax effect	0.01	0.03	0.03	0.07
Diluted earnings per share excluding PAUs	$0.57	$0.49	$1.01	$0.95

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Pg. 3 cont. Horizon Bancorp Announces Record Quarterly and Six-Month Net Income

Mr. Dwight continued, “The second quarter of 2016 was highlighted by strong contributions from our retail and mortgage warehouse operations, an increase in net interest margin over the linked quarter, fee income growth and continued improvement in asset quality. Additionally, Horizon continued to build-out our existing growth markets and entered Fort Wayne, Indiana with a loan production team that will focus on developing our commercial presence in Indiana’s second largest city.”

Loan Growth by Type, Excluding Acquired Loans
Three Months Ended June 30, 2016
(Dollars in Thousands, Unaudited)
					Excluding Acquired Loans
				Acquired
	June 30	March 31	Amount	Kosciusko	Amount	Percent
	2016	2016	Change	Loans	Change	Change
	(Unaudited)	(Unaudited)
Commercial loans	$874,580	$797,754	$76,826	$(67,310)	$9,516	1.2%
Residential mortgage loans	493,626	442,806	50,820	(26,244)	24,576	5.6%
Consumer loans	363,920	359,636	4,284	(6,319)	(2,035)	-0.6%
Subtotal	1,732,126	1,600,196	131,930	(99,873)	32,057	2.0%
Held for sale loans	7,812	3,168	4,644	-	4,644	146.6%
Mortgage warehouse loans	205,699	119,876	85,823	-	85,823	71.6%
Total loans	$1,945,637	$1,723,240	$222,397	$(99,873)	$122,524	7.1%

Loan Growth by Type, Excluding Acquired Loans
Six Months Ended June 30, 2016
(Dollars in Thousands)
					Excluding Acquired Loans
				Acquired
	June 30	December 31	Amount	Kosciusko	Amount	Percent
	2016	2015	Change	Loans	Change	Change
	(Unaudited)	(Unaudited)
Commercial loans	$874,580	$804,995	$69,585	$(67,310)	$2,275	0.3%
Residential mortgage loans	493,626	437,144	56,482	(26,244)	30,238	6.9%
Consumer loans	363,920	362,300	1,620	(6,319)	(4,699)	-1.3%
Subtotal	1,732,126	1,604,439	127,687	(99,873)	27,814	1.7%
Held for sale loans	7,812	7,917	(105)	-	(105)	-1.3%
Mortgage warehouse loans	205,699	144,692	61,007	-	61,007	42.2%
Total loans	$1,945,637	$1,757,048	$188,589	$(99,873)	$88,716	5.0%

“An improved mix of higher yielding interest earning assets and low cost deposits and a $415,000 prepayment penalty received on an investment security during the second quarter of 2016 resulted in an increase in net interest margin from the prior quarter,” Mr. Dwight commented.  Horizon’s core

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Pg. 4 cont. Horizon Bancorp Announces Record Quarterly and Six-Month Net Income

net interest margin, excluding income from acquisition-related purchase accounting adjustments, increased 6 basis points from the linked quarter to 3.42% and was down 9 basis points in the first six months of 2016 compared to the same period of 2015.

Non-GAAP Reconciliation of Net Interest Margin
(Dollar in Thousands)
	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30
	2016	2016	2015	2016	2015
Net Interest Margin As Reported	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net interest income	$20,869	$19,774	$17,850	$40,643	$34,736
Average interest-earning assets	2,471,354	2,367,250	2,008,191	2,406,468	1,954,287
Net interest income as a percent of average interest-earning assets ("Net Interest Margin")	3.48%	3.45%	3.67%	3.47%	3.68%

Impact of Acquisitions
Interest income from acquisition-related purchase accounting adjustments	$(397)	$(547)	$(797)	$(944)	$(1,880)

Excluding Impact of Acquisitions
Net interest income	$20,472	$19,227	$17,053	$39,699	$32,856
Average interest-earning assets	2,471,354	2,367,250	2,008,191	2,406,468	1,954,287
Core Net Interest Margin	3.42%	3.36%	3.51%	3.40%	3.49%

Dwight noted, “Asset quality continued to improve during the second quarter of 2016 as non-performing loans to total loans declined to 0.68% at June 30, 2016 from 0.95% at December 31, 2015.  Total non-performing loans decreased $3.5 million during the first half of 2016, while commercial loans saw the largest improvement in non-performing loans to $4.3 million as of June 30, 2016, a decrease of $2.7 million from December 31, 2015.”  Horizon’s loan loss reserve ratio, excluding loans with credit-related purchase accounting adjustments, was 0.89% as of June 30, 2016.  Loan loss reserves and credit-related loan discounts on acquired loans as a percentage of total loans was 1.32% as of June 30, 2016.

Non- GAAP Allowance for Loan and Lease Loss Detail
As of June 30, 2016
(Dollars in Thousands, Unaudited)

	Horizon
	Legacy	Heartland	Summit	Peoples	Kosciusko	Total
Pre-discount loan balance	$1,591,788	$19,346	$69,137	$169,224	$99,873	$1,949,368

Allowance for loan losses (ALLL)	14,226	-	-	-	-	14,226
Loan discount	N/A	1,222	2,801	3,694	3,826	11,543
ALLL+loan discount	14,226	1,222	2,801	3,694	3,826	25,769

Loans, net	$1,577,562	$18,124	$66,336	$165,530	$96,047	$1,923,599

ALLL/ pre-discount loan balance	0.89%	0.00%	0.00%	0.00%	0.00%	0.73%
Loan discount/ pre-discount loan balance	N/A	6.32%	4.05%	2.18%	3.83%	0.59%
ALLL+loan discount/ pre-discount loan balance	0.89%	6.32%	4.05%	2.18%	3.83%	1.32%

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Horizon completed the acquisitions of Kosciusko and LaPorte Bancorp on June 1, 2016 and July 18, 2016, respectively. On July 12, 2016, Horizon announced the signing of a definitive merger agreement with CNB Bancorp in Attica, Indiana, which is expected to be completed in the fourth quarter of 2016.  Dwight concluded, “I could not be more pleased with the dedication and team work of all those involved in these mergers.  Kosciusko fills the gap between Horizon’s central and northeast Indiana locations and adds a seasoned banking team in the growth market of Warsaw, Indiana and Kosciusko County.  The LaPorte Bancorp acquisition is an in-market merger that adds experience and depth to Horizon’s team and cost saves through consolidation of branch office locations.   The CNB Bancorp merger adds a seasoned banking team in Fountain County, Indiana and is a nice lead into the contiguous growth market of Lafayette, Indiana, home of Purdue University.”

Income Statement Highlights

Net income for the second quarter of 2016 was $6.3 million or $.52 diluted earnings per share compared to $4.7 million or $.49 diluted earnings per share in the second quarter of 2015.  The increase in net income and earnings per share from the previous year reflects an increase in net interest income and non-interest income of $3.0 million and $2.7 million, respectively, and a decrease in the provision for loan losses of $1.7 million, partially offset by increases in non-interest expense of $4.9 million, income tax expense of $873,000 and the diluted shares outstanding primarily due to the stock issued in the Peoples Bancorp (“Peoples”) and Kosciusko acquisitions.  Excluding acquisition-related expenses and purchase accounting adjustments and gain on sale of investment securities, net income for the second quarter of 2016 was $6.9 million or $.57 diluted earnings per share compared to $4.6 million or $.49 diluted earnings per share in the second quarter of 2015.

Net income for the six months ended June 30, 2016 was $11.7 million or $.96 diluted earnings per share compared to $10.1 million or $1.04 diluted earnings per share for the six months ended June 30, 2015.  The increase in net income from the previous year reflects an increase in net interest income and non-interest income of $5.9 million and $3.5 million, respectively, and a decrease in the provision for loan losses of $1.8 million, partially offset by increases in non-interest expense of $8.6 million and income tax expense of $939,000.  The decrease in diluted earnings per share compared to the same period of 2015 was due to an increase in the diluted shares outstanding primarily due to the stock issued in the Peoples and Kosciusko acquisitions.  Excluding acquisition-related expenses and purchase accounting adjustments, gain on sale of investment securities and the death benefit on bank owned life insurance, net income for the first six months of 2016 was $12.3 million or $1.01 diluted earnings per share compared to $9.2 million or $.95 diluted earnings per share in the same period of 2015.

Horizon’s net interest margin was 3.48% during the second quarter of 2016, up from 3.45% for the prior quarter and down from 3.67% for same period of 2015.  The increase in net interest margin compared to the prior quarter was the result of an improved mix of higher yielding assets and low cost deposits and a $415,000 prepayment penalty received on an investment security during the second quarter of 2016. The decrease in the net interest margin compared to the same period of

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Pg. 6 cont. Horizon Bancorp Announces Record Quarterly and Six-Month Net Income

2015 was due to lower yields on new loans and re-pricing earning assets and a decrease in interest income from acquisition-related purchase accounting adjustments, partially offset by lower rates and a change in mix on interest-bearing liabilities.  Excluding acquisition-related purchase accounting adjustments, the margin would have been 3.42% for the second quarter of 2016 compared to 3.36% for the prior quarter and 3.51% for the same period of 2015.  Interest income from acquisition-related purchase accounting adjustments was $397,000, $547,000 and $797,000 for the three months ended June 30, 2016, March 31, 2016, and June 30 2015, respectively.

Horizon’s net interest margin was 3.47% for the six months ending June 30, 2016, down from 3.68% for same period of 2015.  Excluding interest income from acquisition-related purchase accounting adjustments, the margin would have been 3.40% for the six months ending June 30, 2016 compared to 3.49% for same period of 2015. Interest income from acquisition-related purchase accounting adjustments was $944,000 and $1.9 million for the six months ended June 30, 2016 and June 30, 2015, respectively.

Lending Activity

Total loans increased $188.6 million from $1.8 billion as of December 31, 2015 to $1.9 billion as of June 30, 2016 as commercial loans increased by $69.6 million, mortgage warehouse loans increased by $61.0 million, residential mortgage loans increased by $56.5 million and consumer loans increased by $1.6 million.

Residential mortgage lending activity during the second quarter of 2016 generated $3.5 million in income from the gain on sale of mortgage loans, an increase of $887,000 from the same period of 2015.  Total origination volume in the second quarter of 2016, including loans placed into portfolio, totaled $132.9 million, representing an increase of 16.2% from the same period of 2015.  Purchase money mortgage originations during the second quarter of 2016 represented 78.2% of total originations compared to 65.3% of originations during the previous quarter and 71.8% during the second quarter of 2015.

Loan balances in the Kalamazoo and Indianapolis markets totaled $175.0 million and $175.5 million, respectively, as of June 30, 2016. Combined, these markets contributed $13.4 million in loan growth during the second quarter of 2016 or 15.9% on an annualized basis.

The provision for loan losses was $232,000 for the second quarter and $764,000 for the first six months of 2016, which was $1.7 million and $1.8 million lower than the provision for the second quarter and first six months of 2015, respectively.  The decrease in provision for loan losses in the second quarter and for the first six months of 2016 was due to lower charge-offs and a decrease in non-performing loans.

The ratio of the allowance for loan losses to total loans decreased to 0.73% as of June 30, 2016 from 0.83% as of December 31, 2015 due to an increase in total loans and a decrease in the allowance for loan losses from $14.5 million as of December 31, 2015 to $14.2 million as of June 30, 2016.  The ratio of the allowance for loan losses to total loans, excluding loans with credit-related purchase accounting adjustments, was 0.89% as of June 30, 2016.

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Non-performing loans totaled $13.2 million as of June 30, 2016 and $16.7 million as of December 31, 2015.  Compared to December 31, 2015, non-performing commercial, real estate and consumer loans decreased by $2.7 million, $578,000 and $255,000, respectively.  As a percentage of total loans, non-performing loans were 0.68% at June 30, 2016, down 27 basis points from 0.95% at December 31, 2015.

Expense Management

Total non-interest expense was $4.9 million higher in the second quarter of 2016 compared to the same period of 2015.  The increase was primarily due to an increase in salaries, employee benefits, net occupancy expenses and other expense reflecting overall company growth.  Non-interest expense for the second quarter of 2016 included $1.9 million of one-time merger-related expenses due to the Kosciusko and LaPorte Bancorp acquisitions compared to $570,000 in one-time merger-related expenses during the same period of 2015 due to the Peoples acquisition.

Total non-interest expense was $8.6 million higher in the first six months of 2016 compared to the same period of 2015.  The increase in non-interest expense was due to an increase in salaries expense of $2.5 million, employee benefits of $1.1 million, net occupancy expenses of $911,000, data processing expense of $350,000, professional fees of $391,000, FDIC deposit insurance expense of $138,000, other losses of $298,000 and other expense of $1.3 million due to overall company growth.  Non-interest expense for the first six months of 2016 included $2.5 million of one-time merger-related expenses due to the Kosciusko and LaPorte Bancorp acquisitions compared to $716,000 in one-time merger-related expenses in the same period of 2015 due to the Peoples acquisition.

Use of Non-GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP.  Specifically, we have included non-GAAP financial measures of the net interest margin and the allowance for loan and lease losses excluding the impact of acquisition-related purchase accounting adjustments and net income and diluted earnings per share excluding the impact of one-time costs related to acquisitions, acquisition-related purchase accounting adjustments and other events that are considered to be non-recurring.  Horizon believes that these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one-time costs of acquisitions and non-core items, although these measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure.

About Horizon

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving northern and central Indiana and southwest and central Michigan through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is

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Pg. 8 cont. Horizon Bancorp Announces Record Quarterly and Six-Month Net Income

traded on the NASDAQ Global Select Market under the symbol HBNC.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

#  #  #

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2016	2016	2015	2015	2015
Balance sheet:
Total assets	$2,918,080	$2,627,918	$2,652,401	$2,607,914	$2,219,307
Investment securities	628,935	642,767	632,611	617,860	493,631
Commercial loans	874,580	797,754	804,995	795,271	709,946
Mortgage warehouse loans	205,699	119,876	144,692	138,974	195,924
Residential mortgage loans	493,626	442,806	437,144	430,946	277,407
Consumer loans	363,920	359,636	362,300	361,298	336,006
Earning assets	2,591,208	2,379,830	2,403,482	2,363,755	2,031,671
Non-interest bearing deposit accounts	397,412	343,025	335,955	338,436	307,215
Interest bearing transaction accounts	1,213,659	1,118,617	1,177,651	1,164,787	983,912
Time deposits	471,190	416,837	366,547	409,852	293,596
Borrowings	492,883	430,507	449,347	373,901	385,236
Subordinated debentures	32,874	32,836	32,797	32,758	32,719
Common stockholders' equity	281,002	261,417	254,332	252,238	189,631
Total stockholders’ equity	281,002	261,417	266,832	264,738	202,131

Income statement:	Three months ended
Net interest income	$20,869	$19,774	$20,222	$19,776	$17,850
Provision for loan losses	232	532	342	300	1,906
Non-interest income	9,869	7,864	7,750	8,400	7,186
Non-interest expenses	21,555	19,747	19,240	22,235	16,650
Income tax expense	2,625	1,978	2,215	1,353	1,752
Net income	6,326	5,381	6,175	4,288	4,728
Preferred stock dividend	-	(42)	(31)	(31)	(31)
Net income available to common shareholders	$6,326	$5,339	$6,144	$4,257	$4,697

Per share data:
Basic earnings per share	$0.52	$0.45	$0.51	$0.37	$0.51
Diluted earnings per share	0.52	0.44	0.51	0.36	0.49
Cash dividends declared per common share	0.15	0.15	0.15	0.15	0.14
Book value per common share	22.35	21.82	21.30	21.14	20.49
Tangible book value per common share	17.17	17.08	16.53	16.34	17.06
Market value - high	25.14	27.88	28.15	26.15	26.03
Market value - low	$23.80	$23.11	$23.58	$22.60	$22.85
Weighted average shares outstanding - Basic	12,179,253	11,949,416	11,937,247	11,605,976	9,240,005
Weighted average shares outstanding - Diluted	12,242,778	12,008,484	12,013,743	11,893,254	9,637,586

Key ratios:
Return on average assets	0.94%	0.83%	0.94%	0.67%	0.87%
Return on average common stockholders' equity	9.43	8.26	9.53	6.76	9.88
Net interest margin	3.48	3.45	3.50	3.51	3.67
Loan loss reserve to total loans	0.73	0.83	0.83	0.93	1.08
Non-performing loans to loans	0.68	0.87	0.95	1.21	1.51
Average equity to average assets	9.94	10.16	10.32	10.38	9.32
Bank only capital ratios:
Tier 1 capital to average assets	9.39	8.98	8.77	9.31	8.24
Tier 1 capital to risk weighted assets	12.51	12.33	11.80	12.30	10.76
Total capital to risk weighted assets	13.23	13.10	12.57	13.17	11.76

Loan data:
Substandard loans	$28,629	$23,600	$25,127	$26,073	$28,220
30 to 89 days delinquent	2,887	2,149	5,011	4,868	3,326

90 days and greater delinquent - accruing interest	$24	$1	$28	$100	$207
Trouble debt restructures - accruing interest	1,256	1,231	1,218	2,948	3,271
Trouble debt restructures - non-accrual	1,466	2,857	3,172	3,994	4,523
Non-accrual loans	10,426	10,895	12,262	13,956	15,050
Total non-performing loans	$13,172	$14,984	$16,680	$20,998	$23,051

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	June 30	June 30
	2016	2015
Balance sheet:
Total assets	$2,918,080	$2,219,307
Investment securities	628,935	493,631
Commercial loans	874,580	709,946
Mortgage warehouse loans	205,699	195,924
Residential mortgage loans	493,626	277,407
Consumer loans	363,920	336,006
Earning assets	2,591,208	2,031,671
Non-interest bearing deposit accounts	397,412	307,215
Interest bearing transaction accounts	1,213,659	983,912
Time deposits	471,190	293,596
Borrowings	492,883	385,236
Subordinated debentures	32,874	32,719
Common stockholders' equity	281,002	189,631
Total stockholders’ equity	281,002	202,131

Income statement:	Six Months Ended
Net interest income	$40,643	$34,736
Provision for loan losses	764	2,520
Non-interest income	17,733	14,252
Non-interest expenses	41,302	32,718
Income tax expense	4,603	3,664
Net income	11,707	10,086
Preferred stock dividend	(42)	(63)
Net income available to common shareholders	$11,665	$10,023

Per share data:
Basic earnings per share	$0.97	$1.09
Diluted earnings per share	0.96	1.04
Cash dividends declared per common share	0.30	0.28
Book value per common share	22.35	20.49
Tangible book value per common share	17.17	17.06
Market value - high	27.88	26.14
Market value - low	$23.11	$22.38
Weighted average shares outstanding - Basic	12,064,335	9,228,075
Weighted average shares outstanding - Diluted	12,127,028	9,615,551

Key ratios:
Return on average assets	0.89%	0.96%
Return on average common stockholders' equity	9.26	10.73
Net interest margin	3.47	3.68
Loan loss reserve to total loans	0.73	1.08
Non-performing loans to loans	0.68	1.51
Average equity to average assets	10.05	9.45
Bank only capital ratios:
Tier 1 capital to average assets	9.39	8.18
Tier 1 capital to risk weighted assets	12.51	11.04
Total capital to risk weighted assets	13.23	12.08

Loan data:
Substandard loans	$28,629	$28,220
30 to 89 days delinquent	2,887	3,326

90 days and greater delinquent - accruing interest	$24	$207
Trouble debt restructures - accruing interest	1,256	3,271
Trouble debt restructures - non-accrual	1,466	4,523
Non-accrual loans	10,426	15,050
Total non-performing loans	$13,172	$23,051

HORIZON BANCORP

Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2016	2016	2015	2015	2015
Commercial	$6,051	$6,460	$7,195	$8,842	$8,386
Real estate	2,102	1,794	2,476	2,297	3,044
Mortgage warehousing	1,080	1,014	1,007	1,015	1,319
Consumer	4,993	4,968	3,856	4,014	3,672
Total	$14,226	$14,236	$14,534	$16,168	$16,421

Net Charge-offs (Recoveries)
(Dollars in Thousands, Unaudited)

	Three months ended
	June 30	March 31	December 31	September 30	June 30
	2016	2016	2015	2015	2015
Commercial	$101	$403	$1,595	$77	$1,583
Real estate	(31)	83	(59)	96	161
Mortgage warehousing	-	-	-	-	-
Consumer	172	344	440	380	375
Total	$242	$830	$1,976	$553	$2,119

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2016	2016	2015	2015	2015
Commercial	$4,330	$5,774	$7,005	$10,832	$13,384
Real estate	5,659	5,974	6,237	6,315	5,819
Mortgage warehousing	-	-	-	-	-
Consumer	3,183	3,236	3,438	3,851	3,848
Total	$13,172	$14,984	$16,680	$20,998	$23,051

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2016	2016	2015	2015	2015
Commercial	$542	$424	$161	$324	$376
Real estate	2,925	3,393	3,046	958	58
Mortgage warehousing	-	-	-	-	-
Consumer	69	-	-	-	37
Total	$3,536	$3,817	$3,207	$1,282	$471

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2016			June 30, 2015
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Interest-earning assets
Federal funds sold	$3,309	$4	0.49%	$3,597	$2	0.22%
Interest-earning deposits	28,045	59	0.85%	8,608	5	0.23%
Investment securities - taxable	469,925	2,598	2.22%	363,919	2,060	2.27%
Investment securities - non-taxable (1)	182,886	1,195	3.70%	141,784	1,079	4.24%
Loans receivable (2)(3)	1,787,189	20,794	4.69%	1,490,283	17,981	4.87%
Total interest-earning assets (1)	2,471,354	24,650	4.10%	2,008,191	21,127	4.33%

Non-interest-earning assets
Cash and due from banks	35,435			31,783
Allowance for loan losses	(14,350)			(16,756)
Other assets	223,258			157,795

	$2,715,697			$2,181,013

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,625,024	$1,557	0.39%	$1,255,123	$1,237	0.40%
Borrowings	400,585	1,721	1.73%	381,782	1,539	1.62%
Subordinated debentures	32,854	503	6.16%	32,699	501	6.15%
Total interest-bearing liabilities	2,058,463	3,781	0.74%	1,669,604	3,277	0.79%

Non-interest-bearing liabilities
Demand deposits	364,822			294,425
Accrued interest payable and other liabilities	22,574			13,770
Stockholders' equity	269,838			203,214

	$2,715,697			$2,181,013

Net interest income/spread		$20,869	3.36%		$17,850	3.54%

Net interest income as a percent of average interest earning assets (1)			3.48%			3.67%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2016			June 30, 2015
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$2,853	$4	0.28%	$4,198	$11	0.53%
Interest-earning deposits	24,300	109	0.90%	9,684	10	0.21%
Investment securities - taxable	464,209	5,092	2.21%	362,250	4,200	2.34%
Investment securities - non-taxable (1)	181,660	2,432	3.64%	141,269	2,156	4.27%
Loans receivable (2)(3)	1,733,446	40,541	4.71%	1,436,886	34,843	4.90%
Total interest-earning assets (1)	2,406,468	48,178	4.10%	1,954,287	41,220	4.35%

Non-interest-earning assets
Cash and due from banks	34,246			30,396
Allowance for loan losses	(14,350)			(16,623)
Other assets	217,797			157,669

	$2,644,161			$2,125,729

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,571,579	$3,048	0.39%	$1,235,601	$2,469	0.40%
Borrowings	401,594	3,480	1.74%	359,436	3,018	1.69%
Subordinated debentures	32,653	1,007	6.20%	32,678	997	6.15%
Total interest-bearing liabilities	2,005,826	7,535	0.76%	1,627,715	6,484	0.80%

Non-interest-bearing liabilities
Demand deposits	350,157			282,796
Accrued interest payable and other liabilities	22,465			14,374
Stockholders' equity	265,713			200,844

	$2,644,161			$2,125,729

Net interest income/spread		$40,643	3.34%		$34,736	3.55%

Net interest income as a percent of average interest earning assets (1)			3.47%			3.68%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	June 30	December 31
	2016	2015
	(Unaudited)
Assets
Cash and due from banks	$109,224	$48,650
Investment securities, available for sale	455,239	444,982
Investment securities, held to maturity (fair value of $180,059 and $193,703)	173,696	187,629
Loans held for sale	7,812	7,917
Loans, net of allowance for loan losses of $14,226 and $14,534	1,923,599	1,734,597
Premises and equipment, net	61,186	60,798
Federal Reserve and Federal Home Loan Bank stock	16,636	13,823
Goodwill	56,458	49,600
Other intangible assets	8,686	7,371
Interest receivable	11,526	10,535
Cash value of life insurance	57,944	54,504
Other assets	36,074	31,995
Total assets	$2,918,080	$2,652,401
Liabilities
Deposits
Non-interest bearing	$397,412	$335,955
Interest bearing	1,684,849	1,544,198
Total deposits	2,082,261	1,880,153
Borrowings	492,883	449,347
Subordinated debentures	32,874	32,797
Interest payable	961	507
Other liabilities	28,099	22,765
Total liabilities	2,637,078	2,385,569
Commitments and contingent liabilities
Stockholders’ Equity
Preferred stock, Authorized, 1,000,000 shares
Series B shares $.01 par value, $1,000 liquidation value
Issued 0 and 12,500 shares	-	12,500
Common stock, no par value
Authorized, 22,500,000 shares
Issued, 12,590,784 and 11,995,324 shares
Outstanding, 12,571,534 and 11,939,887 shares	-	-
Additional paid-in capital	120,758	106,370
Retained earnings	156,651	148,685
Accumulated other comprehensive income (loss)	3,593	(723)
Total stockholders’ equity	281,002	266,832
Total liabilities and stockholders’ equity	$2,918,080	$2,652,401

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
 (Dollar Amounts in Thousands, Except Per Share Data, Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income
Loans receivable	$20,794	$17,981	$40,541	$34,843
Investment securities
Taxable	2,661	2,067	5,205	4,221
Tax exempt	1,195	1,079	2,432	2,156
Total interest income	24,650	21,127	48,178	41,220
Interest Expense
Deposits	1,557	1,237	3,048	2,469
Borrowed funds	1,721	1,539	3,480	3,018
Subordinated debentures	503	501	1,007	997
Total interest expense	3,781	3,277	7,535	6,484
Net Interest Income	20,869	17,850	40,643	34,736
Provision for loan losses	232	1,906	764	2,520
Net Interest Income after Provision for Loan Losses	20,637	15,944	39,879	32,216
Non-interest Income
Service charges on deposit accounts	1,335	1,085	2,573	2,084
Wire transfer fees	175	182	296	333
Interchange fees	1,663	1,366	3,121	2,468
Fiduciary activities	1,465	1,216	3,100	2,513
Gain on sale of investment securities (includes $767 for the three months ended and $875 for the six months ended June 30, 2016 and $0 for the three months ended and $124 for the six months ended June 30, 2015, related to accumulated other comprehensive earnings reclassifications)	767	-	875	124
Gain on sale of mortgage loans	3,529	2,642	5,643	5,021
Mortgage servicing income net of impairment	500	300	947	479
Increase in cash value of bank owned life insurance	351	257	696	515
Death benefit on bank owned life insurance	-	-	-	145
Other income	84	138	482	570
Total non-interest income	9,869	7,186	17,733	14,252
Non-interest Expense
Salaries and employee benefits	10,317	8,385	20,382	16,889
Net occupancy expenses	1,901	1,375	3,837	2,926
Data processing	1,134	966	2,239	1,889
Professional fees	747	660	1,578	1,187
Outside services and consultants	2,198	918	3,297	1,544
Loan expense	1,409	1,367	2,604	2,624
FDIC insurance expense	409	339	814	676
Other losses	136	150	403	105
Other expense	3,304	2,490	6,148	4,878
Total non-interest expense	21,555	16,650	41,302	32,718
Income Before Income Tax	8,951	6,480	16,310	13,750
Income tax expense (includes $268 for the three months ended and $306 for the six months ended June 30, 2016 and $0 for the three months ended and $43 for the six months ended June 30, 2015, related to income tax expense from reclassification items)	2,625	1,752	4,603	3,664
Net Income	6,326	4,728	11,707	10,086
Preferred stock dividend	-	(31)	(42)	(63)
Net Income Available to Common Shareholders	$6,326	$4,697	$11,665	$10,023
Basic Earnings Per Share	$0.52	$0.51	$0.97	$1.09
Diluted Earnings Per Share	0.52	0.49	0.96	1.04